     As filed with the Securities and Exchange Commission on June 30, 1998

                                                 Registration No. 033-25210
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         LINCOLN ELECTRIC HOLDINGS, INC.
                  AS SUCCESSOR TO THE LINCOLN ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)


             OHIO                                                34-1860551
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)
                               -------------------

                             22801 St. Clair Avenue
                           Cleveland, Ohio 44117-1199
              (Address and Zip Code of Principal Executive Offices)
                               ------------------

             THE LINCOLN ELECTRIC COMPANY 1988 INCENTIVE EQUITY PLAN
                            (Full title of the plan)
                               ------------------

                           Frederick G. Stueber, Esq.
                         Lincoln Electric Holdings, Inc.
              Senior Vice President, General Counsel and Secretary
                             22801 St. Clair Avenue
                           Cleveland, Ohio 44117-1199
                     (Name and address of agent for service)
                                 (216) 481-8100
          (Telephone number, including area code, of agent for service)
                             ----------------------
                                   Copies to:

                              David P. Porter, Esq.
                           Jones, Day, Reavis & Pogue
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 (216) 586-3939
                            -------------------------

      Pursuant to Rule 414(d) under the Securities Act of 1933, as amended, Lincoln Electric Holdings, Inc., an Ohio corporation, as successor issuer to The Lincoln Electric Company, an Ohio corporation, hereby adopts this Registration Statement, as amended, for all purposes under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. See "Description of the Transaction" herein.

      This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933, as amended.



===============================================================================
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DESCRIPTION OF THE TRANSACTION

      This post-effective amendment is being filed in connection with a corporate restructuring (the "Reorganization") of The Lincoln Electric Company, an Ohio corporation ("Lincoln Electric"), into a holding company organizational structure.

      On May 19, 1998, the shareholders of Lincoln Electric at the 1998 Annual Meeting of Shareholders approved the Reorganization. The Reorganization was implemented in accordance with Section 1701.78 of the Ohio General Corporation Law, by the merger (the "Merger") of Lincoln Merger Co., an Ohio corporation and newly-formed subsidiary of Lincoln Electric Holdings, Inc., an Ohio corporation ("Holding Company" or the "Registrant"), with and into Lincoln Electric, the surviving corporation. As a result of the Merger, Holding Company is the sole shareholder of Lincoln Electric. In the Merger, which was consummated on June 2, 1998, each Common Share, without par value, and each Class A Common Share, without par value, of Lincoln Electric (collectively the "Lincoln Electric Common Shares") was converted into two Common Shares, without par value, of Holding Company (the "Holding Company Common Shares"). Accordingly, all of the Lincoln Electric Common Shares offered under The Lincoln Electric Company 1988 Incentive Equity Plan (the "Plan") will be Holding Company Common Shares, not Lincoln Electric Common Shares. In approving the Reorganization, the shareholders of Lincoln Electric approved the amendment of the Plan by Holding Company.

      Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Holding Company, as successor issuer to Lincoln Electric as a result of the Merger, hereby expressly adopts, as of June 2, 1998, the Registration Statement on Form S-8, as amended (Registration No. ____), of Lincoln Electric, which Registration Statement is applicable to Lincoln Electric Common Shares issuable under the Plan, as the Registration Statement of Holding Company for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The registration fees were paid at the time of the original filing of this Registration Statement.

                                      Part II
                 Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      (A) Holding Company: The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission pursuant to the Exchange Act (File No. 0-1402) are incorporated by reference herein and shall be deemed to be part hereof:

            (1) Registration Statement on Form S-4 filed April 18, 1998 (Registration No. 333-50435);

            (2) Description of Holding Company Common Stock included in the Registration Statement on Form S-4 (Registration No. 333-50435), filed under the Securities Act, including any amendment or report filed for the purpose of updated such description.

      (B) Lincoln Electric: The following documents, which have heretofore been filed by Lincoln Electric with the Commission pursuant to the Exchange Act (File No. 0-1402), are incorporated by reference herein and shall be deemed to be a part hereof:

            (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

            (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

      All documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.


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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 1701.13(E) of the Ohio Revised Code empowers a corporation to indemnify persons serving as its directors and officers (or serving at the request of the corporation in such capacity for another corporation) against expenses incurred in connection with actions, suits or proceedings relating to the fact that such persons were serving as directors or officers of such corporation. Article IV of the Registrant's Code of Regulations provides for indemnification of directors, officers and others and the purchase and maintenance of liability insurance by the Registrant, as follows:

          Section 1. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Ohio; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

                   (b) The indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification hereunder or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                   (c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

          Section 2. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

      The Registrant has purchased directors and officers liability insurance which provides for indemnification of directors and officers against certain liabilities. The Registrant also has entered into indemnification agreements with its directors or officers that would require the Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director or officer for claims that arise because of his capacity as a director or officer.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.







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ITEM 8.  EXHIBITS.

      4(a) Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registrant's Registration Statement on Form S-4 filed April 18, 1998 (Registration No. 333-50435), and incorporated herein by reference.

      4(b) Regulations of the Registrant (filed as Annex C to the Registrant's Registration Statement on Form S-4 filed April 18, 1998 (Registration No. 333-50435), and incorporated herein by reference.

      23          Consent of Ernst & Young LLP, Independent Auditors.

      24 Power of Attorney for each officer and director of Lincoln Electric Holdings, Inc. signing this Registration Statement.


ITEM 9.  UNDERTAKINGS.

      (A) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, except


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          as to certain insurance policies, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Lincoln Electric Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 30 day of June, 1998.

                                          LINCOLN ELECTRIC HOLDINGS, INC.


                                          /s/ H. Jay Elliott
                                          -------------------------------------
                                          H. Jay Elliott
                                          Chief Financial Officer and Treasurer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 30, 1998.


/s/ANTHONY A. MASSARO*              Chairman, President and Chief Executive
----------------------------        Officer; Director
Anthony A. Massaro

/s/JOHN M. STROPKI, JR.*            Executive Vice President; Director
----------------------------
John M. Stropki, Jr.

/s/H. JAY ELLIOTT                   Senior Vice President, Chief Financial
----------------------------        Officer and Treasurer
H. Jay Elliott

/s/FREDERICK G. STUEBER             Senior Vice President, General Counsel and
----------------------------        Secretary
Frederick G. Stueber

/s/KATHRYN JO LINCOLN*              Director
----------------------------
Kathryn Jo Lincoln

/s/G. RUSSELL LINCOLN*              Director
----------------------------
G. Russell Lincoln

/s/CRAIG R. SMITH*                  Director
----------------------------
Craig R. Smith

/s/DAVID C. LINCOLN*                Director
----------------------------
David C. Lincoln



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



/s/HENRY L. MEYER, III*             Director
----------------------------
Henry L. Meyer, III

/s/FRANK L. STEINGASS*              Director
----------------------------
Frank L. Steingass

/s/HENRY CARLSON*                   Director
----------------------------
Henry Carlson

/s/DAVID H. GUNNING*                Director
----------------------------
David H. Gunning

/s/EDWARD E. HOOD, JR.*             Director
----------------------------
Edward E. Hood, Jr.

/s/PAUL E. LEGO*                    Director
----------------------------
Paul E. Lego



        *The undersigned by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of Lincoln Electric Holdings, Inc. and filed herewith as Exhibit 24 on behalf of Lincoln Electric Holdings, Inc. and each such person.




                                      By /s/ Frederick G. Stueber
                                        --------------------------------------
                                        Frederick G. Stueber, Attorney-in-fact

June 30, 1998




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                                    EXHIBIT INDEX


          EXHIBIT NUMBER                  EXHIBIT DESCRIPTION
          --------------                  -------------------

               4(a) Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registrant's Registration
                                          Statement on Form S-4 filed April 18,
                                          1998 (Registration No. 333-50435), and
                                          incorporated herein by reference.

               4(b) Regulations of the Registrant (filed as Annex C to the Registrant's Registration Statement on Form S-4 filed April 18, 1998 (Registration No. 333-50435), and incorporated herein by reference.

               23                         Consent of Ernst & Young LLP,
                                          Independent Auditors.

               24 Power of Attorney for each officer and director of Registrant signing this Registration Statement.





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